Exhibit 99.1
Grubb & Ellis Realty Advisors, Inc.
500 W. Monroe St., Suite 2800, Chicago, IL 60661
As of February 28, 2008
Grubb & Ellis Company
GERA Property Acquisition, LLC
1551 N. Tustin Ave., Suite #300
Santa Ana, CA 92705

ATTN:	Mr. Scott Peters
Chief Executive Officer and President

Re:	Membership Interest Purchase Agreement by and among Grubb & Ellis Company, GERA Property Acquisition, LLC and Grubb & Ellis Realty Advisors, Inc. dated as of June 18, 2007 (the “Agreement”)
Dear Mr. Peters,
     Reference is hereby made to the above referenced Agreement. Unless expressly set forth herein to the contrary, all capitalized terms in this letter shall have the same meaning as ascribed to them in the Agreement.
     Pursuant to Section 8.1(f) of the Agreement, GERA is hereby giving notice to GBE and the Company that GERA has failed to obtain the requisite GERA Stockholder Approval at the Special Meeting. As a consequence thereof, GERA is hereby terminating the Agreement.

Very truly yours,
/s/ Richard W. Pehlke
Richard W. Pehlke, Chief Financial Officer

Cc:	Andrea Biller, Esq. (via facsimile transmission)
Steven A. Seidman, Esq. (via facsimile transmission)